Exhibit 10(f)

                  Brenda Hudson-Nelson's Employment Agreement,
                             dated November 1, 2004

                                                                   Exhibit 10(f)


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, effective as of November 1, 2004 (the "Effective Date") between United Bank of Philadelphia, a bank organized and incorporated under the laws of the Commonwealth of Pennsylvania, with offices at 300 North Third Street, Philadelphia, Pennsylvania 19106 (the "Bank") and Brenda-Hudson Nelson (the "Executive"), who resides at ________________________________ .


                                  WITNESSETH:

     WHEREAS, the Bank is a Pennsylvania bank, incorporated on September 17, 1990 as a Pennsylvania-charted commercial bank; and

     WHEREAS, the Executive is currently serving as Senior Vice President and Chief Financial Officer of the Bank; and

     WHEREAS, the Bank desires to continue to have the benefits of the Executive's services as Senior Vice President and Chief Financial Officer and the Executive desires to continue to serve in such capacity for the Bank;

     WHEREAS, the parties desire to enter into this Employment Agreement setting forth the terms and conditions of the employment relationship between the Bank and the Executive;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein the Bank and the Executive, each intending to be legally bound hereby, agree as follows:



                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON

     1. Duties and Term.

          a. Duties and Authority. The Bank hereby employs the Executive to serve in the capacity of Senior Vice President and Chief Financial Officer of the Bank and the Executive agrees to continue in employment in such capacity with the Bank from the Effective Date hereof through the term of this Agreement. As Senior Vice President and Chief Financial Officer, the Executive shall be responsible for financial and operational matters of the Bank and perform such additional duties of a managerial or executive nature consistent with her title as will promote the profitability and growth of the Bank or as the President and Chief Executive Officer or the Board of Directors of the Bank (the "Board") may from time to time reasonably direct.

          b. Devotion to Duties. During the term of this Agreement, the Executive will devote substantially all of her skill, knowledge and working time to the conscientious performance of her duties, except for vacation time in accordance with the Employer's vacation policies and Section 2(e), absence for sickness or similar disability in accordance with the Employer's paid time off policies, and authorized leaves of absence. To the extent that it does not significantly interfere with the performance of the Executive's duties hereunder, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, if and to the extent approved by the Board, and (ii) manage personal investments.

          c. Term of Agreement. The term of the Executive's employment under this Agreement shall commence upon the Effective Date of this Agreement and shall continue until October 31, 2007, unless the employment of the Executive is sooner terminated pursuant to Section 3, 4, or 5 of this Agreement. The term of this Agreement shall be extended upon agreement of the parties at any time prior to the expiration date. The period during which the Executive is employed pursuant to this Agreement shall be referred to as the "Employment Term."


                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON
                                   Page 2 of 7

     2. Compensation.

          a. Base Salary. During the first year of the Employment Term, the Bank shall pay the Executive an annual base salary ("Base Salary") of $115,000 payable in equal bi-weekly installments or as the parties otherwise agree. The Board will review the Executive's Base Salary annually during the Executive's Employment Period and, at its discretion, may increase (but not decrease) such Base Salary from time to time based upon the performance of the Executive, the financial condition of the Employer, prevailing industry salary scales and such other factors as the Board shall consider relevant. Any increase in annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

          b. Annual Bonus. During each year of the Employment Term, the Executive shall have the opportunity to receive an annual cash bonus ("Annual Bonus") for each fiscal year. The target Annual Bonus potential each year applicable to the Executive shall be 22% of her Base Salary, and the maximum Annual Bonus shall not exceed 33% of her Base Salary. The Annual Bonus for each fiscal year shall be determined by the Board based on the Bank's achievement of specified financial performance targets for such fiscal year, which are set in advance of such fiscal year by the Board.

          c. Employee Benefit Plans. During the Employment Term, the Executive shall be entitled to participate in all retirement, health and other welfare plans maintained by the Bank, as they may be established or amended from time to time, at levels commensurate with her then current period of service, compensation, and position.

          d. Life Insurance. The Bank shall provide term life insurance on the life of the Executive payable to the beneficiary designated by the Executive in an amount equal to two times her Base Salary.


                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON
                                   Page 3 of 7

          e. Vacation. The Executive shall be entitled to four (4) weeks of vacation per year, which shall be taken at such time or times as the Executive and the Bank reasonably agree.

          f. Reimbursement of Expenses. The Bank shall reimburse the Executive for all items of travel, entertainment and other expense reasonably incurred by her on behalf of the Bank upon presentation to the Bank of appropriate documentation reflecting such items of expense.

          g. Automobile Allowance. The Bank shall reimburse the Executive for the cost of leasing an automobile and the cost of insurance on such automobile up to a maximum amount of $500 per month.

     3. Death or Total Disability of the Executive.

          a. Death. In the event of the death of the Executive during the Employment Term, this Agreement shall terminate effective as of the date of the Executive's death, and the Bank shall not have any further obligations or liability hereunder, except as set forth in Section 5 hereof.

          b. Total Disability. In the event of the Total Disability, as that term is defined in this Section 3(b), of the Executive for a period of 90 consecutive days during the Employment Term, the Bank shall have the right to terminate the Executive's employment hereunder after such 90 consecutive days of Total Disability by giving the Executive 30 days' written notice thereof and, upon expiration of such 30-day period, this Agreement shall terminate and the Bank shall not have any further obligations or liability hereunder; except as set forth in Section 5 hereof. The term "Total Disability," as used in this Section 3(b), shall mean a mental, emotional or physical injury, illness or incapacity which, in the reasonable opinion of the Bank, renders the Executive unable to perform the principal duties, functions and responsibilities required of her hereunder.


                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON

     4. Discharge for Cause. The Bank may immediately discharge the Executive and terminate her employment hereunder for the following reasons: (i) conviction for commission of any felony, or an equivalent offense involving dishonesty with respect to the Bank, during the Employment Term; (ii) the willful engaging by the Executive in conduct or willfully failing to act in accordance with her duties, which is demonstrably and materially injurious to the Bank, whether monetarily or otherwise, including acts and omissions that constitute gross negligence; (iii) the Executive's commission of an act of material dishonesty or fraud in her duties; (iv) the continual and willful failure to perform her duties after being given a 30-day written notice thereof and a reasonable opportunity to be heard and improve; or (v) her breach of any fiduciary duty owing to the Bank. No act or failure to act by an Executive shall be considered "willful" unless done or not done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Upon discharge by the Bank in accordance with this Section 4, this Agreement shall terminate and the Bank shall not have any further obligations or liability hereunder, other than as set forth in Section 5 hereof.

     5. Termination of this Agreement for Reasons Other than Discharge for
Cause.

          a. General. Except as otherwise provided in Section 5(b), upon termination of this Agreement, all obligations of the Bank and the Executive shall immediately cease; provided, however, the Bank shall pay the Executive the unpaid portion, if any, of the Executive's Base Salary accrued for the period up to the date of termination and payable to the Executive pursuant to Section 2(a) hereof, and all vested, nonforfeitable amounts owing and accrued at the date of termination under any compensation or benefit plan, program, or arrangements in which the Executive theretofore participated, under the terms and conditions of such plans, programs, and arrangements.


                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON

          b. Discharge by the Bank Other than For Cause. In addition to any amounts due the Executive under Section 5(a), if the Bank discharges the Executive other than for "cause" as described in Section 4, the Bank shall make a cash payment to the Executive in the amount of her annual Base Salary at the time of discharge, payable in equal monthly installments for a period of 12 months, beginning on the date of termination.

     6. Amendments. No provisions of the Agreement may be modified, waived, or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by the Executive and such officer as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

     7. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     8. Construction. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law principles, except as insofar as federal law may be applicable.

     9. Assignment. This Agreement is personal to each of the parties. Neither party may assign or delegate any of its, or her, rights or obligations without the prior written consent of the other.


                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON
                                   Page 6 of 7

     10. Notices. All notices, consents and other communications to be given hereunder shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth in the first paragraph of this Agreement. Any party may from time to time change its address for purposes of notices to that party by notice specifying a new address, but no change shall be deemed to have been given until it is actually received by the party to whom the notice is being given.

     11. Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with the Executive by any other person or entity) are merged herein and superseded hereby.



     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and by the Executive this ___________ day of ________________, 2004.



                                    UNITED BANK OF PHILADELPHIA



                                BY:
                                   -------------------------------------------
                                   Chairman of the Board



                                   -------------------------------------------
                                   Brenda Hudson-Nelson






                           EMPLOYMENT AGREEMENT WITH
                              BRENDA HUDSON-NELSON
                                   Page 7 of 7